NASDAQ: FGBI 400 East Thomas St., Hammond, LA 70401 888.375.3093 fgb.netFIRST GUARANTY BANCSHARES, INC. September 30, 2024 Dear Shareholders, First Guaranty initiated a change to its business strategy on July 23, 2024. Our new strategy includes slowing the trajectory of asset growth, utilizing more automation with leaner staff, and further increasing our capital position. First Guaranty is making progress with this new strategy. We are realizing benefits from cost reductions. We anticipate improvement in our risk-based capital ratios for the end of this quarter. We believe that the results of our efforts will increase long term shareholder value. The Board of Directors for First Guaranty Bancshares, Inc. approved a $0.08 cent per share dividend for the third quarter of 2024. First Guaranty previously paid a $0.16 per share dividend for the second quarter of 2024. This lower dividend payment results an additional $1.0 million of capital accretion for First Guaranty. Thank you for your investment in First Guaranty Bancshares, Inc. and for your continued support. If you have any questions, please contact at us at investorrelations@fgb.net. Sincerely, Michael R. Mineer President and CEO First Guaranty Bancshares, Inc. Forward Looking Statements This press release contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements are any statements other than statements of historical fact which represent our current judgment about possible future events. We believe these judgements are reasonable, but these statements are not guarantees of any future events or financial results, and our actual results may differ materially due to a variety of factors, many of which are described in our most recent Annual Report on Form 10-K and our other filings with the U.S. Securities and Exchange Commission. We caution readers not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or otherwise revise any forward-looking statements.